Exhibit 99.1

CONTACT:	Stockholder Relations	FOR IMMEDIATE RELEASE
214/ 874-2354

CAPSTEAD MORTGAGE CORPORATION

ANNOUNCES FIRST QUARTER 2010 RESULTS

First Quarter 2010 Highlights

•	Earnings of over $40 million or $0.51 per diluted common share

•	Book value at quarter end was $11.77 per common share

•	Portfolio at quarter end totaled $7.59 billion

•	Portfolio leverage at quarter end was 6.37 times long-term investment capital

•	Total financing spreads averaged 2.14%

DALLAS – April 28, 2010 – Capstead Mortgage Corporation (NYSE: CMO) (“Capstead” or the “Company”) today reported net income of $40,437,000 or $0.51 per diluted common share for the quarter ended March 31, 2010. This compares to net income of $42,076,000, or $0.57 per diluted common share for the quarter ended March 31, 2009. The Company paid a first quarter 2010 dividend of $0.50 per common share on April 20, 2010.

First Quarter Earnings and Related Discussion

Capstead is a self-managed real estate investment trust for federal income tax purposes that invests in a leveraged portfolio of residential adjustable-rate mortgage, or ARM, securities issued and guaranteed by government-sponsored enterprises, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae. For the quarter ended March 31, 2010, the Company reported net interest margins on interest-earning assets of $44,687,000 compared to $46,650,000 for the fourth quarter of 2009. Net interest margins were lower during the current quarter primarily as a result of higher investment premium amortization associated with buyouts by Freddie Mac of seriously delinquent loans from its mortgage guarantee portfolio that were included in March 2010 portfolio runoff. Total financing spreads averaged 2.14% during the first quarter of 2010, compared to 2.21% during the fourth quarter of 2009.

Yields on the Company’s interest-earning assets averaged 2.99% during the first quarter of 2010, a decline of 51 basis points from an average of 3.50% achieved during the fourth quarter of 2009. The decline primarily reflects higher investment premium amortization resulting from higher portfolio runoff, as well as lower coupon interest rates on ARM loans underlying the portfolio that reset to more current interest rates and lower yielding portfolio acquisitions. Portfolio runoff averaged 31.8% on an annualized basis during the first quarter (a 30.0% constant prepayment rate) compared to 20.9% (a 19.1% constant prepayment rate) during the fourth quarter of 2009. Elevated levels of mortgage prepayments are expected during the second quarter, and potentially early in the third quarter, as a result of Fannie Mae’s buyout program of seriously delinquent loans from its mortgage guarantee portfolio. Fannie Mae began its buyouts in March (reflected in April portfolio runoff) and is expected to complete its buyouts over the next few months. To a lesser extent, recently revised government mortgage loan modification programs could put additional upward pressure on mortgage prepayment rates. Yields on ARM securities fluctuate with changes in mortgage prepayments and adjust over time to more current interest rates as coupon interest rates on the underlying mortgage loans reset.

Interest rates on all interest-bearing liabilities, including the Company’s long-term unsecured borrowings, averaged 0.85% during the first quarter of 2010, a decline of 44 basis points from an average of 1.29% during the fourth quarter of 2009. This decline reflects the current low short-term interest rate environment and the expiration of $1.70 billion in relatively high-rate interest rate swap positions since November 2009. The Company’s repurchase arrangements and similar borrowings at March 31, 2010 totaled $7.06 billion consisting primarily of 30-day borrowings with 18 counterparties at an average rate of 0.23%, before consideration of interest rate hedging transactions. The Company pays fixed rates of interest averaging 1.34% on interest rate swap agreements with notional amounts totaling $2.80 billion and average maturities of 17 months at March 31, 2010. Variable payments based on one- and three-month London Interbank Offered Rate (LIBOR) received by the Company under these agreements tend to offset a significant portion of the interest owed on a like amount of the Company’s borrowings.

In large part because of uncertainties surrounding the extent and timing of the Freddie Mac and Fannie Mae buyout programs, the Company only partially replaced portfolio runoff during the current quarter resulting in a 6.2% decline in portfolio size. Portfolio leverage ended the quarter at 6.37 to one compared to 6.67 to one on December 31, 2009. The following table progresses the Company’s portfolio of mortgage securities and similar investments for the quarter ended March 31, 2010 (in thousands):

Mortgage securities and similar investments, beginning of period	$8,091,103
Decrease in unrealized gains on securities held available-for-sale, primarily attributable to portfolio runoff	(10,362)
Portfolio acquisitions (principal amount) at purchased yields of 2.65%	273,572
Investment premiums on acquisitions	8,177
Portfolio runoff (principal amount)	(763,562)
Investment premium amortization	(13,466)

Mortgage securities and similar investments, end of period	$7,585,462

First Quarter Common Equity Issuances

During the first quarter of 2010 Capstead raised over $10 million in new common equity capital, after underwriting discounts and offering expenses, by issuing 811,000 common shares at an average price of $12.85 per share through the Company’s at-the-market continuous offering program. The Company may raise additional capital in future periods using this program or by other means, subject to market conditions and blackout periods associated with the dissemination of earnings and dividend announcements and other important company-specific news.

Book Value per Common Share

Nearly all of Capstead’s mortgage investments and all of its interest rate swap agreements are reflected at fair value on the Company’s balance sheet and are therefore included in the calculation of book value per common share. The fair value of these positions is impacted by market conditions, including changes in interest rates, and the availability of financing at reasonable rates and leverage levels. The Company’s investment strategy attempts to mitigate these risks by focusing almost exclusively on investments in agency-guaranteed mortgage securities, which are considered to have little, if any, credit risk and are collateralized by ARM loans with interest rates that reset periodically to more current levels. Because of these characteristics, the fair value of Capstead’s portfolio is considerably less vulnerable to significant pricing declines caused by credit concerns or rising interest rates compared to portfolios that contain a significant amount of non-agency and/or fixed-rate mortgage securities. The following table illustrates the progression of book value per common share for the quarter ended March 31, 2010:

Book value per common share, beginning of period	$11.99
Accretion attributed to capital transactions	0.02
Decrease in unrealized gains on mortgage securities classified as available-for-sale, primarily attributable to portfolio runoff	(0.15)
Decrease in value of interest rate swap agreements designated as cash flow hedges	(0.09)

Book value per common share, end of period	$11.77

Management Remarks

Commenting on current operating and market conditions, Andrew F. Jacobs, President and Chief Executive Officer, said, “The Freddie Mac and Fannie Mae buyout programs for seriously delinquent loans have created a period of sharply higher mortgage prepayments that began in March with Freddie Mac’s buyouts and is continuing with Fannie Mae’s buyouts over the next few months. Government loan modification programs could also contribute to higher portfolio runoff in the coming quarters. As a result, we anticipate experiencing lower portfolio yields and financing spreads even as rates on our borrowings remain at favorable levels. Additionally, it may take until year-end to judiciously redeploy capital made available from this surge in prepayments. Once the delinquency backlog has cleared, we expect mortgage prepayments and related investment premium amortization to moderate considerably, allowing for a substantial recovery in portfolio yields and financing spreads. Consequently, we anticipate earnings levels will decline during the second quarter of 2010 before beginning to recover during the latter half of the year.

“We remain confident and focused in our investment strategy of managing a conservatively leveraged portfolio of agency-guaranteed residential ARM securities that can produce attractive risk-adjusted returns over the long term while reducing, but not eliminating, sensitivity to changes in interest rates.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Thursday, April 29, 2010 at 9:00 a.m. ET. The conference call may be accessed by dialing toll free (877) 407-8033 in the U.S. and Canada or (201) 689-8033 for international callers. A live audio webcast of the conference call can be accessed in the investor relations section of the Company’s website at www.capstead.com, and an audio archive of the webcast will be available for approximately 60 days. A replay of the call will be available through May 13, 2010 by dialing toll free (877) 660-6853 in the U.S. and Canada or (201) 612-7415 for international callers and entering account number 286 and conference ID 349174.

Forward-looking Statements

This document contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. Capstead’s actual results and liquidity can differ materially from those anticipated in these forward-looking statements because of changes in the level and composition of the Company’s investments and other factors. These factors may include, but are not limited to, changes in general economic conditions, the availability of suitable qualifying investments from both an investment return and regulatory perspective, the availability of new investment capital, the availability of financing at reasonable levels and terms to support investing on a leveraged basis, fluctuations in interest rates and levels of mortgage prepayments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of differing levels of leverage employed, liquidity of secondary markets and credit markets, increases in costs and other general competitive factors. In addition to the above considerations, actual results and liquidity related to investments in loans secured by commercial real estate are affected by borrower performance under operating and/or development plans, changes in general as well as local economic conditions and real estate markets, increases in competition and inflationary pressures, changes in the tax and regulatory environment including zoning and environmental laws, uninsured losses or losses in excess of insurance limits and the availability of adequate insurance coverage at reasonable costs, among other factors.

CAPSTEAD MORTGAGE CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except ratios and per share amounts)

	March 31, 2010	December 31, 2009
	(unaudited)
Assets
Mortgage securities and similar investments ($7.43 billion pledged under repurchase arrangements)	$7,585,462	$8,091,103
Cash collateral receivable from interest rate swap counterparties	28,455	30,485
Interest rate swap agreements at fair value	–	1,758
Cash and cash equivalents	243,479	409,623
Receivables and other assets	374,147	92,817
Investments in unconsolidated affiliates	3,117	3,117

	$8,234,660	$8,628,903

Liabilities
Repurchase arrangements and similar borrowings	$7,059,153	$7,435,256
Unsecured borrowings	103,095	103,095
Interest rate swap agreements at fair value	13,596	9,218
Common stock dividend payable	35,058	37,432
Accounts payable and accrued expenses	15,486	29,961

	7,226,388	7,614,962

Stockholders’ equity
Preferred stock - $0.10 par value; 100,000 shares authorized:
$1.60 Cumulative Preferred Stock, Series A, 188 shares issued and outstanding at March 31, 2010 and December 31, 2009 ($3,085 aggregate liquidation preference)	2,630	2,630
$1.26 Cumulative Convertible Preferred Stock, Series B, 15,819 shares issued and outstanding at March 31, 2010 and December 31, 2009 ($180,023 aggregate liquidation preference)	176,703	176,703
Common stock - $0.01 par value; 250,000 shares authorized:
70,116 and 69,319 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	701	693
Paid-in capital	1,027,775	1,017,185
Accumulated deficit	(355,833)	(356,154)
Accumulated other comprehensive income	156,296	172,884

	1,008,272	1,013,941

	$8,234,660	$8,628,903

Long-term investment capital (Stockholders’ equity and Unsecured borrowings, net of investments in related unconsolidated affiliates) (unaudited)	$1,108,250	$1,113,919
Portfolio leverage (borrowings under repurchase arrangements divided by long-term investment capital) (unaudited)	6.37:1	6.67:1
Book value per common share (based on common shares outstanding and calculated assuming liquidation preferences for the Series A and B preferred stock) (unaudited)	$11.77	$11.99

CAPSTEAD MORTGAGE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended March 31
	2010	2009
Interest income:
Mortgage securities and similar investments	$60,150	$87,884
Other	92	217

	60,242	88,101

Interest expense:
Repurchase arrangements and similar borrowings	(13,368)	(39,957)
Unsecured borrowings	(2,187)	(2,187)

	(15,555)	(42,144)

	44,687	45,957

Other revenue (expense):
Miscellaneous other revenue (expense)	(205)	(105)
Incentive compensation expense	(1,415)	(1,134)
General and administrative expense	(2,695)	(2,707)

	(4,315)	(3,946)

Income before equity in earnings of unconsolidated affiliates	40,372	42,011

Equity in earnings of unconsolidated affiliates	65	65

Net income	$40,437	$42,076

Net income available to common stockholders:
Net income	$40,437	$42,076
Less cash dividends paid on preferred shares	(5,058)	(5,061)

	$35,379	$37,015

Net income per common share:
Basic	$0.51	$0.59
Diluted	0.51	0.57

Weighted average common shares outstanding:
Basic	68,990	62,752
Diluted	79,419	72,771

Cash dividends declared per share:
Common	$0.500	$0.560
Series A Preferred	0.400	0.400
Series B Preferred	0.315	0.315

CAPSTEAD MORTGAGE CORPORATION

MARKET VALUE ANALYSIS

(in thousands, unaudited)

	March 31, 2010					December 31, 2009
	Principal Balance	Premiums	Basis/Notional Amount	Market Value	Unrealized Gains (Losses)	Unrealized Gains (Losses)
Mortgage securities held available-for-sale: (a) (b)
Agency-guaranteed securities:
Fannie Mae/Freddie Mac:
Fixed-rate	$187	$1	$188	$204	$16	$16
Current-reset ARMs	5,892,622	87,138	5,979,760	6,101,459	121,699	94,177
Longer-to-reset ARMs	1,051,012	14,768	1,065,780	1,107,792	42,012	79,884
Ginnie Mae:
Current-reset ARMs	337,502	2,097	339,599	344,827	5,228	5,240

	$7,281,323	$104,004	$7,385,327	$7,554,282	$168,955	$179,317

Interest rate swap positions (c)			$2,800,000	$(13,596)	$(12,697)	$(6,441)

(a)	Unrealized gains and losses on mortgage securities classified as available-for-sale are recorded as a component of Accumulated other comprehensive income (loss) in Stockholders’ equity. Gains or losses are generally recognized in earnings only if sold. Mortgage securities classified as held-to-maturity with a cost basis of $6.0 million, unsecuritized investments in residential mortgage loans with a cost basis of $11.5 million and commercial loans with a carrying amount of $10.0 million are not subject to mark-to-market accounting and therefore have been excluded from this analysis.
(b)	Capstead classifies its ARM securities based on the average length of time until the loans underlying each security reset to more current rates (“months-to-roll”) (less than 18 months for “current-reset” ARM securities, and 18 months or greater for “longer-to-reset” ARM securities). As of March 31, 2010 average months-to-roll for current-reset and longer-to-reset ARM securities were five months and 26 months, respectively. Once an ARM loan reaches its initial reset date, it will reset at least once a year to a margin over a corresponding interest rate index, subject to periodic and lifetime limits or caps.
(c)	The Company uses two-year term, one- and three-month LIBOR-indexed, pay-fixed, receive-variable, interest rate swap agreements or longer-term committed borrowings, if available at attractive rates and terms, to help mitigate exposure to higher short-term interest rates. Swap positions are carried on the balance sheet at fair value with related unrealized gains or losses arising while designated as cash flow hedges for accounting purposes reflected as a component of Accumulated other comprehensive income (loss) in Stockholders’ equity. At March 31, 2010 these swap positions had the following characteristics (in thousands):

Quarter of Contract Expiration	Notional Amount	Average Fixed Rate
Second Quarter 2010	$—	—%
Third Quarter 2010	200,000	3.17
Fourth Quarter 2010	—	—
First Quarter 2011	400,000	1.37
Second Quarter 2011	100,000	1.19
Third Quarter 2011	400,000	1.33
Fourth Quarter 2011	900,000	1.15
First Quarter 2012	800,000	1.10

	$2,800,000	1.34

After consideration of these swap positions, the Company’s portfolio and related borrowings under repurchase arrangements had durations of approximately 9 and 7 1/4 months, respectively, for a net duration gap of approximately 1 3/4 months. Duration is a measure of market price sensitivity to interest rate movements.

CAPSTEAD MORTGAGE CORPORATION

YIELD/COST ANALYSIS

(dollars in thousands)

(unaudited)

	1st Quarter 2010 Average (a)			4th Quarter 2009 Average (a)
	Basis	Yield/Cost	Runoff	Basis	Yield/Cost	Runoff
Agency-guaranteed securities:
Fannie Mae/Freddie Mac:
Fixed-rate	$6,590	6.42%	26.9%	$7,323	6.47%	26.9%
ARMs	7,400,565	3.06	32.3	7,420,397	3.59	21.1
Ginnie Mae ARMs	346,642	3.46	18.3	357,911	3.68	21.3

	7,753,797	3.08	31.9	7,785,631	3.60	21.1

Unsecuritized residential mortgage loans:
Fixed-rate	3,663	7.00	5.8	3,717	6.93	5.7
ARMs	7,973	4.05	6.9	8,434	4.26	19.4

	11,636	4.98	6.6	12,151	5.08	15.9

Commercial real estate loans(b)	—	—	—	40,190	—	—
Commercial loans	10,047	9.43	—	10,060	9.63	—
Collateral for structured financings	3,601	8.19	3.3	3,630	8.54	3.0

	7,779,081	3.09	31.8	7,851,662	3.59	20.9
Other interest-earning assets( c)	293,031	0.13		218,195	0.14

	8,072,112	2.99		8,069,857	3.50

Secured borrowings based on:
30-day to 90-day interest rates, as adjusted for hedging transactions	7,233,673	0.74		7,126,672	1.19
Structured financings	3,601	8.19		3,630	8.54

	7,237,274	0.74		7,130,302	1.19
Unsecured borrowings( d)	103,095	8.49		103,095	8.49

	7,340,369	0.85		7,233,397	1.29

Capital employed/total financing spread	$731,743	2.14		$836,460	2.21

(a)	Basis represents the Company’s average investment before unrealized gains and losses and allowance for possible loan losses. Average asset yields, runoff rates, borrowing rates and resulting financing spread are presented on an annualized basis.
(b)	Effective December 31, 2009, the Company recorded impairment charges to write off 100% of its remaining investment in commercial real estate loans.
(c)	Other interest-earning assets consist of overnight investments and cash collateral receivable from interest rate swap agreements.
(d)	Unsecured borrowings consist of junior subordinated notes with original terms of 30-years that were issued in 2005 and 2006 by Capstead to statutory trusts formed to issue $3.1 million of the trusts’ common securities to Capstead and to privately place $100.0 million of preferred securities to unrelated third party investors. Capstead reflects its investment in the trusts as unconsolidated affiliates and considers the unsecured borrowings, net of these affiliates, a component of its long-term investment capital.

CAPSTEAD MORTGAGE CORPORATION

RESIDENTIAL ARM SECURITIES PORTFOLIO STATISTICS

(as of March 31, 2010)

(unaudited)

ARM Type	Basis (a)	Net WAC (b)	Fully Indexed WAC (b)	Average Net Margins	Average Periodic Caps	Average Lifetime Caps	Months To Roll
Current-reset ARMs:
Fannie Mae Agency Securities	$4,744,673	3.27%	2.43%	1.77%	3.44%	10.17%	4.7
Freddie Mac Agency Securities	1,235,087	3.80	2.57	1.97	2.25	11.51	7.1
Ginnie Mae Agency Securities	339,599	3.68	1.90	1.53	1.00	10.10	5.7
Residential mortgage loans	7,899	3.73	2.51	2.06	1.56	11.11	5.2

	6,327,258	3.40	2.44	1.80	3.05	10.43	5.3

Longer-to-reset ARMs:
Fannie Mae Agency Securities	683,603	6.06	2.25	1.55	1.91	11.55	26.0
Freddie Mac Agency Securities	382,177	6.06	2.60	1.79	1.87	11.29	27.1

	1,065,780	6.06	2.35	1.64	1.89	11.46	26.4

	$7,393,038	3.78	2.42	1.78	2.88	10.58	8.3

(a)	Basis represents the Company’s investment (unpaid principal balance plus unamortized investment premium) before unrealized gains and losses. As of March 31, 2010, the ratio of basis to related unpaid principal balance for the Company’s ARM securities was 101.43. This table excludes $6 million in fixed-rate Agency Securities, $4 million in fixed-rate residential mortgage loans and $4 million in private residential mortgage pass-through securities held as collateral for structured financings.
(b)	Net WAC, or weighted average coupon, is presented net of servicing and other fees and represents the cash yield inherent in the portfolio as of the indicated date before amortization of investment premiums. Fully indexed WAC represents the weighted average coupon upon one or more resets using interest rate indexes and net margins as of the indicated date. Average Net Margins represents the weighted average level over the underlying indexes that the portfolio can adjust to upon reset, usually subject to periodic and lifetime limits, or Caps, on the amount of such adjustments during any single interest rate adjustment period and over the contractual term of the underlying loans.